SCHEDULE 14C
(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934

Check the appropriate box:

[ ] Preliminary information          [ ] Confidential, for use of the
    statement                            Commission Only (as permitted
                                         by Rule 14c-5(d)(2))

[X] Definitive information statement


STANFIELD EDUCATIONAL ALTERNATIVES, INC.
------------------------------------------------
(Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transactions applies:

(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


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(1)      Amount Previously Paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:  January 22, 2001


STANFIELD EDUCATIONAL ALTERNATIVES, INC.
7785 Baymeadows Way
Suite 104
Jacksonville, FL  32256

February 3, 2001

Notice of Action by Written Consent

To the Stockholders of Stanfield Educational Alternatives, Inc.:

     Pursuant to Florida Business Corporation Law, Florida Statutes Chapter 607.0704, notice is hereby given that by written consent delivered to Stanfield Educational Alternatives, Inc. (the "Company") on January 22, 2001, by the holders of a majority of the outstanding common stock of the Company and the Board of Directors. It is the intention of the Company to affect the following actions:

     a) a reverse stock split of its common stock. The reverse stock split is intended to take place on or about February 22, 2001. The Company's Information Statement on Schedule 14C filed with the Securities and Exchange Commission accompanies this Notice.

     b) amend the articles to authorize 15,000,000 shares Preferred Stock. The preferences of the Preferred Stock are to be set by the Board.

     c) authorize the issuance of preferred stock in three different series as follows:



Series 2001 Convertible Preferred Stock
---------------------------------------

The Board of Directors has designed 2,000,000 shares of Preferred Stock to be authorized and issued in a private placement offering as "Series 2001 Convertible Preferred Stock."

Preferences on Liquidation
--------------------------

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, the holders of shares of the Series 2001 Convertible Preferred Stock then outstanding shall be entitled to


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be paid, out of the assets of the corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the corporation's common stock, an amount equal to Five Dollars ($5.00) per share for each Preferred Share, plus all declared and unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the Series 2001 Convertible Preferred Stock the remaining assets of the corporation available for distribution to stockholders, if any, shall be distributed exclusively to the holders of common stock, each such issued and outstanding share of common stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution, or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series 2001 Convertible Preferred Stock the full amounts to which they respectively are entitled, then they shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. The merger or consolidation of the corporation into or with another corporation in which this corporation shall not survive and the shareholders of this corporation shall own less than 50% of the voting securities of the surviving corporation or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation.

Voting Rights
-------------

The shares of Series 2001 Convertible Preferred Stock shall have no voting rights with regard to the election of directors or as to other matters except those affecting the class. The Company may not take any of the following actions without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series 2001 Convertible Preferred Stock outstanding, voting separately as a class,
(1) alter or change any of the powers, preferences, privileges, or rights of the Series 2001 Convertible Preferred Stock; or (2) amend the provisions of this paragraph; or (3) create any new class or series of shares having preferences prior to or being on a parity with the Series 2001 Convertible Preferred Stock as to dividends or assets.

Conversion Rights
-----------------

Each share of Series 2001 Convertible Preferred Stock may, at the option of the holder, be converted into fully paid and nonassessable shares of common stock of the corporation at any time after twelve months after the issuance of such shares.

The Conversion Ratio per share at which shares of common stock shall be initially issuable upon conversion of any shares of Series 2001 Convertible Preferred Stock shall be the lesser of either (a) $5.00 per share or (b) 30% below the trading price of the common stock based on the closing price of the common stock on the trading day prior to the date of conversion, subject to adjustment in the event that the corporation shall at any time subdivide the outstanding shares of common stock, or shall issue a stock dividend on its outstanding common stock, then the Conversion Ratio in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased, and in case the corporation shall at any time combine the outstanding shares of common stock, the Conversion Ratio in effect


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immediately prior to such combination shall be proportionately decreased.


Series 2001A Convertible Preferred Stock
----------------------------------------

The Board of Directors has designed 5,593,000 shares of Preferred Stock to be authorized and issued in exchange for a like number of common shares, to various shareholders in consideration for the waiver of certain contractual conditions between the company and such shareholders, as well as other contractual agreements between various of the shareholders as "Series 2001A Convertible Preferred Stock."

The 5,593,000 shares of Series 2001A Convertible Preferred Stock carry the following preferences:

Voting Rights. Each share of common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of shareholders, and such vote shall be equal to the voting rights of the common stock and shall be counted with the common stock toward the election of directors or such other action as the class of common stock shall be entitled. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of the Series 2001A Preferred Stock and the common stock, holding in the aggregate more than fifty percent (50%) of the total voting rights can elect all of the directors of Stanfield Educational Alternatives, Inc.

Antidilution. In the event that we shall at any time combine the outstanding common stock into a smaller number of shares, such action shall have no effect upon the conversion ratio of the Series 2001A Convertible Preferred Stock, which shall always be on a one share for one share basis.

Conversion Rights. Each share of Series 2001A Convertible Preferred Stock may, at the option of the holder, be converted into fully paid and nonassessable shares of common stock of the corporation, on a one for one basis, at any time after February 1, 2002.

Series 2001B Convertible Preferred Stock
----------------------------------------

The Board shall issue 5,643,175 shares of Series 2001B Convertible Preferred Stock, pursuant to an agreement between the parties, to Coral Ridge, Inc., which carries the following preferences:

Voting Rights. The shares of Series 2001B Convertible Preferred Stock shall have no voting rights with regard to the election of directors or as to other matters except those affecting the class. The Company may not take any of the following actions without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series 2001B Convertible Preferred Stock outstanding, voting separately as a class, (1) alter or change any of the powers, preferences, privileges, or rights of the Series 2001B Convertible Preferred Stock; or (2) amend the provisions of this paragraph; or (3) create any new class or series of shares having preferences prior to or being on a parity with the Series 2001B Convertible Preferred Stock as to dividends or assets.


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Antidilution. In the event that we shall at any time combine the outstanding common stock into a smaller number of shares, such action shall have no effect upon the conversion ratio of the Series 2001B Convertible Preferred Stock, which shall always be on a one share for one share basis.

Conversion Rights. Each share of Series 2001B Convertible Preferred Stock may, at the option of the holder, be converted into fully paid and nonassessable shares of common stock of the corporation, on a one for one basis, at any time after twelve months from the date of execution of the agreement between the Company and Coral Ridge, Inc.

                                    By Order of the Board of Directors


                                    --------------------------------------
                                    Lawrence W. Stanfield, CEO




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STANFIELD EDUCATIONAL ALTERNATIVES, INC.
Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

INTRODUCTION

     This Information Statement is being mailed on or about January 22, 2001, to all holders of record at the close of business on February 21, 2001, of the no par value common stock of STANFIELD EDUCATIONAL ALTERNATIVES, INC., a Florida corporation (the "Company"), in connection with resolutions of the Board of Directors and the written consent of the holders of greater than 50% of the Company's common stock providing for a reverse stock split of the Company's common stock.

      The record date for the reverse stock split is February 21, 2001. The reverse stock split will be effective on or about February 22, 2001. Because the reverse stock has already been approved by a majority of the shares entitled to vote, you are not required to take any action. This Information Statement is your notice that the reverse stock split change has been approved, and you will receive no further notice when the reverse stock split becomes effective.

     Following the reverse stock split, the stock certificates you now hold will continue to be valid. There is no present intention to deliver new stock certificates on account of the old stock certificates unless requested by a selling stockholder. If after the effective date of the Company's reverse stock split you wish to receive new stock certificates, you may do so by contacting the Company's registrar and transfer agent. The transfer agent for the Company's common stock is Atlas Stock Transfer, 5899 State Street, Salt Lake City, UT 84107.

     The Company has requested that the CUSIP Service Bureau provide the Company with new CUSIP numbers prior to the record date of the reverse stock split.

     No cash is intended to be distributed in respect to common stock. The proposed reverse stock split is a 80 to 1 split (80 shares of common stock will convert into 1 share of common stock). Fractional shares of
 .4 of new stock will be rounded off to the next highest share and fractional interest of less than .4 of new stock will be reduced down to the nearest share. No condition needs to be satisfied nor government approval obtained with respect to the reverse stock split.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on January 19, 2001, the Company had outstanding 9,194,252 shares of no par value common stock. There are no other voting securities of the Company.



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    The following table sets forth information with respect to (i) any person or "group" known to the Company to be the beneficial owner, as of January 19, 2001, of more than five percent (5%) of the common stock, and (ii) all Directors and Executive Officers of the Company, individually and as a group.



Name and Address                            Amount and Nature        Percentage
of Beneficial Owner                         of Ownership             of Ownership
-------------------                         -----------------        ------------
Lawrence Stanfield  (1)                     4,073,000 shares             44.0%
7785 Baymeadows Way
Suite 104
Jacksonville, FL

John W. and Barbara H. Bylsma, TTEES          825,000 shares              8.9%
FBO The John and Barbara Bylsma Family
Trust Dtd. 12/19/96

All Directors and Executive                 4,898,000 shares             52.9%
Officers as a Group
--------------------------

(1)	Mr. Stanfield is the CEO and director of the Company.

--------------------------


VOTE REQUIRED FOR APPROVAL

     Chapter 607.0704 Florida Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Florida corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least that number of shares which is sufficient to take the action. The Company's Board of Directors and stockholders owning a majority of the outstanding common stock have approved the reverse stock split, which majority is the number of shares required by Florida Statutes Chapter 607.0704.

     The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of issued and outstanding stock of the Company's common stock outstanding on January 17, 2001, which would have been the same date for determining stockholders who would have been entitled to notice of and to vote on the proposed amendment to the Company's Articles of Incorporation.


INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No director, executive officer, or associate of any director, or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed reverse stock split.


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ADDITIONAL INFORMATION

       Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company's CEO, Lawrence W. Stanfield, 7785 Baymeadows Way, Suite 104, Jacksonville, FL 32256, copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, will be provided without charge.

Dated: February 3, 2001

                           By Order of the Board of Directors


                           -------------------------------------
                           Lawrence W. Stanfield, CEO


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